EXHIBIT 99.2

                    CRDENTIA CORP. 2004 STOCK INCENTIVE PLAN

                          NOTICE OF STOCK OPTION AWARD

      Grantee's Name and Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

      You (the "Grantee") have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the "Notice"), the Crdentia Corp. 2004 Stock Incentive Plan, as amended from time to time (the "Plan") and the Stock Option Award Agreement (the "Option Agreement") attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

      Award Number
                                         ---------------------------------------

      Date of Award
                                         ---------------------------------------

      Vesting Commencement Date
                                         ---------------------------------------

      Exercise Price per Share          $
                                         ---------------------------------------

      Total Number of Shares Subject
      to the Option (the "Shares")
                                         ---------------------------------------

      Total Exercise Price              $
                                         ---------------------------------------

      Type of Option:                               Incentive Stock Option
                                         ---------

                                                    Non-Qualified Stock Option
                                         ---------

      Expiration Date:
                                         ---------------------------------------

      Post-Termination Exercise Period:  Sixty (60) Days

Vesting Schedule:

      Subject to the Grantee's Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

      25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest on each monthly anniversary of the Vesting Commencement Date thereafter.

      During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Grantee's termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.


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

      In the event of the Grantee's change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status.

      In the event of termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Option shall terminate concurrently with the termination of the Grantee's Continuous Service, except as otherwise determined by the Administrator.

      IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

                                        Crdentia Corp.,
                                        a Delaware corporation

                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE'S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE'S STATUS IS AT WILL.


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

      The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 13 of the Option Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 14 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:                                   Signed:
       ----------------------                   --------------------------------
                                                             Grantee


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

                                                       Award Number: ___________

                    CRDENTIA CORP. 2004 STOCK INCENTIVE PLAN

                          STOCK OPTION AWARD AGREEMENT

      1. Grant of Option. Crdentia Corp., a Delaware corporation (the "Company"), hereby grants to the Grantee (the "Grantee") named in the Notice of Stock Option Award (the "Notice"), an option (the "Option") to purchase the Total Number of Shares of Common Stock subject to the Option (the "Shares") set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the "Exercise Price") subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the "Option Agreement") and the Company's 2004 Stock Incentive Plan, as amended from time to time (the "Plan"), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

      If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

      2. Exercise of Option.

            (a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

            (b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d), below.


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

            (c) Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of the Option, the Company or the Grantee's employer may offset or withhold (from any amount owed by the Company or the Grantee's employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

      3. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

            (a) cash;

            (b) check;

            (c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period); or

            (d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

      4. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Section 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 5, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.


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

      5. Termination or Change of Continuous Service. In the event the Grantee's Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the "Termination Date"). The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee's Continuous Service (also the "Termination Date"). In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee's change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 6 and 7 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

      6. Disability of Grantee. In the event the Grantee's Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

      7. Death of Grantee. In the event of the termination of the Grantee's Continuous Service as a result of his or her death, or in the event of the Grantee's death during the Post-Termination Exercise Period or during the twelve
(12) month period following the Grantee's termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.


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

      8. Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that a Non-Qualified Stock Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee's Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Grantee's beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee's legal representative or by any person empowered to do so under the deceased Grantee's will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

      9. Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

      10. Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

            (a) Exercise of Incentive Stock Option. If the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise. However, the Internal Revenue Service issued proposed regulations which would subject the Grantee to withholding at the time the Grantee exercises an Incentive Stock Option for Social Security and Medicare based upon the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. These proposed regulations are subject to further modification by the Internal Revenue Service and, if adopted, would be effective only for the exercise of an Incentive Stock Option that occurs two years after the regulations are issued in final form.

            (b) Exercise of Incentive Stock Option Following Disability. If the Grantee's Continuous Service terminates as a result of Disability that is not permanent and total disability as such term is defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Grantee must exercise an Incentive Stock Option within three (3) months of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option.
Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.


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

            (c) Exercise of Non-Qualified Stock Option. On exercise of a Non-Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee's compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

            (d) Disposition of Shares. In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed more than two years after the Date of Award, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a Non-Qualified Stock Option. If Shares purchased under an Incentive Stock Option are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or
(ii) the sale price of the Shares.

      11. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

      12. Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.


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

      13. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

      14. Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee's assignees pursuant to Section 8 (the "parties") agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in the County of Dallas) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

      15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

                                END OF AGREEMENT


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

                                    EXHIBIT A

                    CRDENTIA CORP. 2004 STOCK INCENTIVE PLAN

                                 EXERCISE NOTICE

Crdentia Corp.
14114 Dallas Parkway, Suite 600
Dallas, Texas  75254
Attention: Secretary

      1. Exercise of Option. Effective as of today, ______________, ___ the undersigned (the "Grantee") hereby elects to exercise the Grantee's option to purchase ___________ shares of the Common Stock (the "Shares") of Crdentia Corp. (the "Company") under and pursuant to the Company's 2004 Stock Incentive Plan, as amended from time to time (the "Plan") and the [ ] Incentive [ ] Non-Qualified Stock Option Award Agreement (the "Option Agreement") and Notice of Stock Option Award (the "Notice") dated ______________, ________. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

      2. Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

      3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

      4. Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) of the Option Agreement.

      5. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee's purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

      6. Taxes. The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Grantee. If the Company is required to satisfy any foreign, federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.


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

      7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

      8. Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

      9. Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

      10. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

      11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

      12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.


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

      13. Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:                           Accepted by:

GRANTEE:                                CRDENTIA CORP.

                                        By:
                                           -------------------------------------

                                        Title:
---------------------------------             ----------------------------------
          (Signature)

Address:                                Address:

                                        14114 Dallas Parkway, Suite 600
---------------------------------
                                        Dallas, Texas  75254
---------------------------------


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